UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2025

Innovative Designs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51791	03-0465528
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

124 Cherry Street Pittsburgh, Pennsylvania	15223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 799-0350

Former name or former address, if changed since last report:

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 10, 2025 the Board of Directors of the registrant (the “Board”) held a special meeting for the purpose of formally electing two new members of the Board of Directors and appointing two new officers.

On January 10, 2025, the Board unanimously approved and elected Joseph Riccelli Jr.as a member of the Board and unanimously approved and elected Mr. Riccelli as the permanent Chief Executive Officer, effective immediately.

On January 10, 2025, the Board unanimously approved John Spagnolo as a member of the Board.

On January 10, 2025, the Board unanimously approved and elected Donald Garlotta as the Secretary of the Board of Directors, effective immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovative Designs, Inc.
(Registrant)

Date: January 21, 2025	/s/ Joseph A. Riccelli
Joseph A. Riccelli
Interim Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer